Exhibit 3.2

BRAEMAR HOTELS & RESORTS INC.

ARTICLES OF AMENDMENT

Braemar Hotels & Resorts Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety Section 7 of Article V and inserting in lieu thereof new Section 7 of Article V to read as follows:

“Section 7. Approval of Extraordinary Actions. Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, and except as specifically provided in Article VI, Section 9 and Article VII, Section 10, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.”

SECOND: The Charter is hereby amended by deleting therefrom in its entirety Section 9 of Article VI and inserting in lieu thereof new Section 9 of Article VI to read as follows:

“Section 9. Amendments. Notwithstanding any other provisions of the MGCL or the Charter of the Corporation to the contrary, the affirmative vote of stockholders holding at least a majority of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article VI.”

THIRD: The Charter is hereby amended by deleting therefrom in its entirety Section 3 of Article VII and inserting in lieu thereof new Section 3 of Article VII to read as follows:

“Section 3. Number and Terms of Directors. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, and may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal.”

FOURTH: The Charter is hereby amended by deleting therefrom in its entirety Section 4 of Article VII and inserting in lieu thereof new Section 4 of Article VII to read as follows:

“Section 4. Nominations of Director Candidates. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.”

Annex A

FIFTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

SIXTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

SEVENTH: The number of directors of the Corporation is currently [eight], and the names of the current directors are as follows:

[NAME]1

[NAME]

[NAME]

[NAME]

[NAME]

[NAME]

[NAME]

[NAME]

EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

1 Following the conclusion of the 2026 Annual Meeting of Braemar Hotels & Resorts, the final number and names of directors appointed will be inserted and the Articles of Amendment will thereafter be filed with the Maryland SDAT.

Annex A

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested by its Chief Legal Officer and Secretary on this [•] day of December, 2026.

ATTEST:	BRAEMAR HOTELS & RESORTS INC.

/s/	By:	/s/
Robert G. Haiman		Richard J. Stockton
Chief Legal Officer and Secretary		Chief Executive Officer and President